SEC13F.LNS                  ROANOKE ASSET MANAGEMENT
                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 09/30/03
                         RUN DATE: 10/23/03  1:32 P.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   112

FORM 13F INFORMATION TABLE VALUE TOTAL:   $247,883,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME